UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE		19899
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code 302-478-5142

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 27, 2012, Delphi Financial Group, Inc. (“Delphi”) announced that the Board of Directors of Delphi has authorized and empowered designated officers of Delphi to voluntarily delist from the NYSE the 7.376% Fixed-to-Floating Rate Junior Subordinated Debentures due May 1, 2067 issued by Delphi with NYSE ticker symbol DFP (the “Hybrid Securities”), as well as terminate the registration of the Hybrid Securities and the 7.875% Senior Notes due January 31, 2020 issued by Delphi (the “Senior Notes”) and the reporting obligations of Delphi with respect to the Hybrid Securities and Senior Notes under the Securities Exchange Act of 1934, as amended. The press release regarding this matter is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Description of Exhibits

99.1	Registrant’s April 27, 2012 press release.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.

/s/ CHAD W. COULTER

Chad W. Coulter

Senior Vice President, General

Counsel and Secretary

Date: April 27, 2012